Exhibit 99.2

WILSHIRE ENTERPRISES, INC.
1 Gateway Center
11-43 Raymond Plaza West, 10th Floor
Newark, New Jersey 07102

February 20, 2009

Andrew Dakos
Managing Member, Full Value Advisors LLC
Full Value Partner L.P.
Park 80 West, Plaza Two, Suite 750
Saddle Brook, NJ 07663

Dear Mr. Dakos:

Thank you for your letter.  As you well know, Full Value does not need the Company’s permission to make a tender offer.  It is free to do so if it has the necessary financing available to it.  If and when Full Value makes a tender offer, the Board of Directors of Wilshire will consider it and its implications in the context of assessing the best interests of Wilshire and all of its stockholders.

Very truly yours,

/s/ Sherry Wilzig Izak

Sherry Wilzig Izak
Chairman of the Board and Chief Executive Officer